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                                       EXHIBIT 99.1




    The following pro forma condensed balance sheet of the Company is based upon the Company's consolidated historical balance sheet, as adjusted to give effect to the sale of certain intellectual property to Fujitsu for $7,600,000. The pro forma condensed consolidated balance sheet as of March 30, 1998 gives effect to this transaction as if it occurred on March 30, 1998. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable and does not include any adjustments related to the Company's previously announced plans of liquidation and dissolution. The Company does not believe there will be any assets or funds available for distribution to preferred or common stockholders in connection with liquidation and dissolution. The pro forma balance sheet does not purport to represent what the Company's financial position would actually have been had such transactions in fact occurred at or on such date, or to project the Company's financial position at any future date.



    The pro forma adjustments are described in the footnotes below.


                                    PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 30, 1998
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                             March 30,   ProForma
              ASSETS                           1998     Adjustments  Pro Forma
                                               ----     -----------  ---------

Current assets:
  Cash and cash equivalents..............   $    787        7,600 (1)  $  8,387
  Trade accounts receivable, net ........      2,712           --         2,712
  Receivable from Fujitsu ...............      3,343           --         3,343
  Inventory .............................      7,808           --         7,808
  Prepaid expenses.......................        512           --           512
                                            --------           --      --------
          Total current assets...........     15,162        7,600        22,762
Property and equipment, net .............      3,325           --         3,325
                                            --------           --      --------
          Total assets...................   $ 18,487    $   7,600      $ 26,087
                                            ========    =========      ========


  LIABILITIES AND STOCKHOLDERS' DEFICIT


Current liabilities:
  Trade accounts payable.................   $  6,091                   $  6,091
  Accrued liabilities....................      5,083           --         5,083
  Payable to Fujitsu ....................      1,293           --         1,293
  Notes payable .........................     15,000           --        15,000
                                            --------           --      --------
          Total current liabilities......     27,467           --        27,467
                                            --------           --      --------
Stockholders' deficit (note 14):
   Preferred stock.......................                                     1
                                            1
  Common stock...........................         23                         23
  Additional paid-in capital.............    132,079                    132,079
  Accumulated deficit....................   (139,832)       7,600      (132,232)
                                            --------        -----      --------
                                              (7,729)       7,600          (129)
  Less treasury stock....................     (1,251)          --        (1,251)
                                            --------           --      --------
          Total stockholders' deficit ...     (8,980)       7,600        (1,380)
                                            --------        -----      ---------
          Total liabilities and             $ 18,487      $ 7,600      $ 26,087
                                            ========      =========    ========
stockholders' deficit....................

--------------------------

          (1) Proceeds from the sale of various intellectual properties to Fujitsu totaling $7,600,000.


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